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EXHIBIT 12.  STATEMENT RE:
Computation of Ratio of Earnings to Fixed Charges

                                               YEAR ENDED          YEAR ENDED        SIX MONTHS ENDED
                                              DECEMBER 31,        DECEMBER 31,         DECEMBER 31,        YEAR ENDED JUNE 30,
                                          ------------------------------------------------------------------------------------------
                                                  1998                1997               1996/(1)/             1996           1995
                                          ------------------------------------------------------------------------------------------
                                                                                   (Dollars in thousands)
INCLUSIVE OF INTEREST ON DEPOSITS:
EARNINGS:
Pre-tax income                                          62,495            60,655               28,593        28,488         24,359
Add: Fixed charges                                     151,728           146,293               68,896        93,481         73,593
Less: Interest capitalized                                (267)             (308)                (271)         (579)          (665)
                                          -----------------------------------------------------------------------------------------
Earnings                                               213,956           206,640               97,218       121,390         97,287
                                          =========================================================================================

FIXED CHARGES:
Interest on deposits                                    95,788            98,581               47,967        63,325         55,794
Interest on borrowed funds                              54,787            46,635               20,664        29,896         17,573
Rent expense                                             1,153             1,077                  265           260            226
                                          -----------------------------------------------------------------------------------------
Fixed charges                                          151,728           146,293               68,896        93,481         73,593
                                          =========================================================================================
Ratio of earnings to fixed charges
  inclusive of interest on deposits                       1.41              1.41                 1.41          1.30           1.32
                                          =========================================================================================

EXCLUSIVE OF INTEREST ON DEPOSITS:
EARNINGS:
Pre-tax income                                          62,495            60,655               28,593        28,488         24,359
Add: Fixed charges                                      55,940            47,712               20,929        30,156         17,799
     Loss on equity investments                              -                 -                    -             -              -
Less: Interest capitalized                                (267)             (308)                (271)         (579)          (665)
                                          -----------------------------------------------------------------------------------------
Earnings                                               118,168           108,059               49,251        58,065         41,493
                                          =========================================================================================

FIXED CHARGES:
Interest on deposits                                         -                 -                    -             -              -
Interest on borrowed funds                              54,787            46,635               20,664        29,896         17,573
Rent expense                                             1,153             1,077                  265           260            226
                                          -----------------------------------------------------------------------------------------
Fixed charges                                           55,940            47,712               20,929        30,156         17,799
                                          =========================================================================================
Ratio of earnings to fixed charges
  exclusive of interest on deposits                       2.11              2.26                 2.35          1.93           2.33
                                          =========================================================================================
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/(1)/  Excludes the impact of the special SAIF assessment.